Exhibit 99.1

August 23, 2022

Vinco Ventures Postpones Shareholder Call

Vinco Ventures advises that it has postponed the shareholder call scheduled for August 23rd, 2022. On August 19, 2022, the Eighth Judicial District Court for the State of Nevada appointed an interim, neutral, and independent party, former Secretary of State of Nevada, Ross Miller, Esq, to serve as co-CEO alongside co-CEO’s John Colucci and Lisa King. This action by the court indicates a strong affirmation of the benefits of maintaining corporate stability and signals Nevada’s interest in protecting Vinco Venture’s shareholders and ongoing business operations.   The call will be rescheduled for a later date.

Released August 23, 2022